UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2012

Affinia Group Intermediate Holdings Inc.

(Exact name of Registrant as specified in its charter)

Delaware	333-128166-10	34-2022081
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1101 Technology Drive, Ann Arbor, Michigan		48108
(Address of principal executive offices)		(Zip Code)

(734) 827-5400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

Amendment to the ABL Revolver

On May 22, 2012, Affinia Group Inc. (the “Company”) entered into the Omnibus Fourth Amendment to ABL Credit Agreement and Other Credit Documents (the “ABL Amendment”) among Affinia Group Intermediate Holdings Inc. (“Parent”), the Company, certain of the Company’s U.S. subsidiaries, certain of the Company’s Canadian subsidiaries, the lenders party thereto, Bank of America, N.A., as the administrative agent, and the other agents party thereto. As amended by the ABL Amendment, the asset-based revolving credit facility (the “ABL Revolver”) includes (i) a revolving credit facility of up to $300 million (which may be increased or decreased in accordance with the reallocation provisions of the ABL Revolver) for borrowings solely to the U.S. domestic borrowers (the “U.S. Facility”), including (a) a $40 million sub-limit for letters of credit and (b) a $30 million swingline facility and (ii) a revolving credit facility of up to $15 million (which may be increased or decreased in accordance with the reallocation provisions of the ABL Revolver, but in no event to exceed $25 million) for Canadian Dollar denominated revolving loans solely to a Canadian borrower (the “Canadian Facility”). Availability under the ABL Revolver is based upon monthly (or more frequent under certain circumstances) borrowing base valuations of the Company’s eligible inventory and accounts receivable and is reduced by certain reserves in effect from time to time.

Maturity. The ABL Amendment extends the maturity date of the ABL Revolver to May 22, 2017, subject to early termination if the Company’s senior subordinated notes, senior secured notes or certain other notes or funded indebtedness having a principal amount equal to or exceeding $50 million (or any refinancing indebtedness in respect of any of the foregoing) which mature less than six months after May 22, 2017 are not refinanced, renewed or extended, or fully redeemed, fully cash defeased, paid in full or fully cash collateralized, prior to the date which is 91 days before the earlier of May 22, 2017 and the maturity date of such senior subordinated notes, senior secured notes, other notes or funded indebtedness or refinancing indebtedness described above.

Interest Rate and Fees. Outstanding borrowings under the U.S. Facility will accrue interest at an annual rate of interest equal to (i) a base rate plus the applicable spread or (ii) a LIBOR rate plus the applicable spread. Outstanding borrowings under the Canadian Facility will accrue interest at an annual rate of interest equal to (i) the Canadian prime rate plus the applicable spread or (ii) the BA rate (the average discount rate of bankers’ acceptances as quoted on the Reuters Screen CDOR page) plus the applicable spread. We will pay a commission on letters of credit issued under the U.S. Facility at a rate equal to the applicable spread for loans based upon the LIBOR rate. The ABL Amendment revises the applicable spread, as set forth below, for purposes of calculating the annual rate of interest applicable to outstanding borrowings under the U.S. Facility and the Canadian Facility.

Level	Average Aggregate Availability	Base Rate Loans, Swingline Loans and Canadian Prime Rate Loans	LIBOR Loans and Canadian BA Rate Loans
I	≤$105,000,000	1.00%	2.00%
II	> $105,000,000 but ≤ $210,000,000	0.75%	1.75%
III	> $210,000,000	0.50%	1.50%

The ABL Amendment also reduces the unused commitment fee on the undrawn portion of the credit facility to 0.25% per annum in the event that more than 50% of the commitments (excluding swingline loans) under the credit facility are utilized, 0.375% per annum in the event that more than 25% but less than or equal to 50% of the commitments (excluding swingline loans) under the credit facility are utilized, and 0.50% per annum in the event that less than or equal to 25% of the commitments (excluding swingline loans) under the credit facility are utilized.

Covenants. The ABL Amendment permits the sale of ABL priority collateral in an arm’s-length sale to a non-affiliate for fair market value, subject to certain conditions including, among others, 75% cash consideration for sales of ABL priority collateral greater than $10 million and certain repayment and reinvestment requirements.

The ABL Amendment also amends the covenants with respect to making certain other dispositions and investments; extending, renewing and refinancing certain existing indebtedness; and disposing of certain equity interests.

In addition, the ABL Amendment reduces the availability threshold amount and the fixed charge coverage ratio requirement such that, commencing on the day that an Event of Default occurs or availability under the ABL Revolver is less than (i) with respect to periods prior to the sale of all or substantially all of the ABL priority collateral of the consolidated U.S. and Canadian brakes operations of the Company and the guarantors (the “brake sale”), the greater of 10.0% of the total revolving loan commitments and $31.5 million or (ii) with respect to periods after the brake sale, the greater of 10.0% of the total borrowing base and $20.0 million (previously, the greater of 12.5% of the total revolving loan commitments and $39.5 million), the Company will be required to maintain a fixed charge coverage ratio of at least 1.00x measured for the last twelve-month period.

Cash Dominion. The ABL Amendment also reduces the dominion threshold to (i) with respect to periods prior to the brake sale, the greater of 12.5% of the total revolving loan commitments and $39.375 million and (ii) with respect to periods after the brake sale, the greater of 12.5% of the total borrowing base and $22.5 million (previously, the greater of 15% of the total revolving loan commitments and $47.5 million). If availability is less than the dominion threshold, amounts in any of the Company’s and the guarantors’ deposit accounts (other than certain excluded accounts) will be transferred daily into a blocked account held by the administrative agent and applied to reduce the outstanding amounts under the ABL Revolver.

The description of the ABL Amendment set forth herein is summary in nature and is qualified in its entirety by reference to the full text of the ABL Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Certain of the agents and lenders under the ABL Revolver and their affiliates have, from time to time, provided investment banking and financial advisory services to the Company, the Parent and their affiliates for which they have received customary fees and commissions. They may provide these services from time to time in the future.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Form 8-K is hereby incorporated into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.1	Omnibus Fourth Amendment to ABL Credit Agreement and Other Credit Documents, dated May 22, 2012, among Parent, the Company, certain of the Company’s U.S. subsidiaries, certain of the Company’s Canadian subsidiaries, the lenders party thereto, Bank of America, N.A., as the administrative agent, and the other agents party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Affinia Group Intermediate Holdings Inc.

Date: May 29, 2012	/s/ STEVEN E. KELLER
Steven E. Keller
General Counsel

EXHIBIT INDEX

Exhibit 10.1	Omnibus Fourth Amendment to ABL Credit Agreement and Other Credit Documents, dated May 22, 2012, among Parent, the Company, certain of the Company’s U.S. subsidiaries, certain of the Company’s Canadian subsidiaries, the lenders party thereto, Bank of America, N.A., as the administrative agent, and the other agents party thereto.